UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) August 12, 2014

REVETT MINING INC.
(Exact name of small business issuer in its charter)

Delaware	46-4577805
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

11115 East Montgomery, Suite G
Spokane Valley, Washington 99206
(Address of principal executive offices)

Registrant’s telephone number: (509) 921-2294

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General instructions A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14 a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02 – Departure of Directors or Certain Officer; Election of Directors; Appointment of Principal Officers

Effective August 7, 2014, Mr. Doug Stiles was appointed as Vice President of Planning for Revett Mining Company, Inc.

Mr. Stiles has extensive U.S. and international environmental regulatory experience and managed his own technical services firm immediately before joining Revett. Mr. Stiles was the Corporate Environmental Engineering Manager of Coeur Mining from 2012 to 2013 and served in a number of leadership roles including Assistant General Manager and Environmental Manager for Quadra FNX Mining’s Carlota Copper Mine from 2008 – 2011. He has also held senior roles in management and engineering for Veriforce from 2006-2008, TransCanada from 2001-2006 and Hecla Mining from 1998-200. Mr. Stiles holds a B.S., in Environmental Engineering and is a Registered Professional Engineer (P.E.) in Washington State.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

REVETT MINERALS INC

Date: August 12, 2014	By: /s/ Ken Eickerman
Ken Eickerman
Chief Financial Officer